Exhibit 16

Lord Abbett Mid-Cap Value - Class A

                       Fiscal Year Ending December 31,1997

                                                         1 Year      5 Years      10 Years
                                                         ------      -------      --------
Initial Investment                                       $1,000       $1,000        $1,000
Dividend by Initial Offering Price                       $14.10       $13.37         $9.64
                                                        -------     --------      --------
Equals Shares Purchased                                  70.922       74.794       103.734

Plus Shares Aqcuired through Dividend and Capital
Gains Reinvestment                                       21.807       81.422       195.350
                                                        -------     --------      --------
Equals Shared held at Ending Period Date                 92.729      156.216       299.084
Multiplied by Net Asset Value at Ending Period Date       13.37        13.37         13.37
                                                        -------     --------      --------
Equals Ending Value before Deduction of CDSC at
Period End Date                                          $1,239       $2,088        $3,999

Less Deferred Sales Charge                                    0            0             0
                                                        -------     --------      --------
Equals Ending Redeemable Value (ERV) at Period
End Date                                                 $1,239       $2,088        $3,999

Divide ERV by $1000                                      $1.239       $2.088        $3.999
                                                        -------     --------      --------
Subtract 1                                               $0.239       $1.088        $2.999
                                                        -------     --------      --------

Expressed as a Percentage-Equals the Aggregate
Total Return for the Period                              23.90%      108.80%       299.90%

Divide ERV by $1000                                       1.239        2.088         3.999
                                                        -------     --------      --------
Raise to the power of                                         1          0.2           0.1
                                                        -------     --------      --------
Equals                                                    1.239        1.159         1.149
Subtract 1                                                0.239        0.159         0.149
                                                        -------     --------      --------
Expressed as a Percentage-Equals the Average
Annualized Total Return for the Period                   23.90%       15.86%        14.87%

                                                                      Exhibit 16

Lord Abbett Mid-Cap Value - Class B

                       Fiscal Year Ending December 31,1997

                                                                 Life of Series
                                                                 --------------

Initial Investment                                                       $1,000
Dividend by Initial Offering Price                                       $12.14
                                                                      ---------
Equals Shares Purchased                                                  82.372

Plus Shares Aqcuired through Dividend and Capital Gains
Reinvestment                                                             13.282
                                                                      ---------
Equals Shared held at Ending Period Date                                 95.654

Multiplied by Net Asset Value at Ending Period Date                       13.33
                                                                      ---------
Equals Ending Value before Deduction of CDSC at Period
End Date                                                                 $1,275
Less Deferred Sales Charge                                                   5%
                                                                      ---------
Equals Ending Redeemable Value (ERV) at Period End Date               $1,211.32
Divide ERV by $1000                                                      $1.211
                                                                      ---------
Subtract 1                                                               $0.211
                                                                      ---------
Expressed as a Percentage-Equals the Aggregate Total
Return for the Period                                                    21.13%
Divide ERV by $1000                                                       1.211
                                                                      ---------
Raise to the power of                                                         1
                                                                      ---------
Equals                                                                    1.211
Subtract 1                                                                0.211
                                                                      ---------
Expressed as a Percentage-Equals the Average
Annualized Total Return for the Period                                   21.13%

                                                                      Exhibit 16

Lord Abbett Mid-Cap Value - Class C

                       Fiscal Year Ending December 31,1997

                                                                  Life of Series
                                                                  --------------

Initial Investment                                                        $1,000
Dividend by Initial Offering Price                                        $12.14
                                                                         -------
Equals Shares Purchased                                                   82.372

Plus Shares Aqcuired through Dividend and Capital
Gains Reinvestment                                                        13.282
                                                                         -------
Equals Shared held at Ending Period Date                                  95.654

Multiplied by Net Asset Value at Ending Period Date                        13.33
                                                                         -------
Equals Ending Value before Deduction of CDSC at
Period End Date                                                           $1,275
Less Deferred Sales Charge                                                    1%
                                                                         -------
Equals Ending Redeemable Value (ERV) at Period End Date                   $1,262

Divide ERV by $1000                                                        1.262
                                                                         -------
Subtract 1                                                                $0.262
                                                                         -------
Expressed as a Percentage-Equals the Aggregate
Total Return for the Period                                               26.23%

Divide ERV by $1000                                                        1.262
                                                                         -------
Raise to the power of                                                          1
                                                                         -------
Equals                                                                     1.262
Subtract 1                                                                 0.262
                                                                         -------
Expressed as a Percentage-Equals the Average
Annualized Total Return for the Period                                    26.23%